UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 27, 2011

SILGAN HOLDINGS INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-22117	06-1269834
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4 Landmark Square, Stamford, Connecticut	06901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (203) 975-7110

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-

Explanatory Note:

This Form 8-K/A is being filed as an amendment to the Current Report on Form 8-K filed by the Registrant on June 3, 2011 in order to update information provided under Item 5.07 regarding the frequency of future stockholder non-binding advisory votes on the compensation of the Registrant’s named executive officers.  Except as set forth herein, no other changes have been made to the Registrant’s Current Report on Form 8-K filed on June 3, 2011.

Section 5—Corporate Governance and Management

Item 5.07.        Submission of Matters to a Vote of Security Holders.

As previously disclosed, at the Registrant’s annual meeting of stockholders held on May 27, 2011, a frequency of every year received a majority of the votes cast at such meeting with respect to the non-binding advisory vote on the frequency of future non-binding advisory votes on the compensation of the Registrant’s named executive officers.  In light of this result and other factors considered by the Board of Directors of the Registrant, the Board of Directors of the Registrant decided that the Registrant will hold a non-binding advisory vote on the compensation of its named executive officers each year at its annual meeting of stockholders until the next required non-binding advisory vote on the frequency of the same, which is no later than the Registrant’s annual meeting of stockholders in 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILGAN HOLDINGS INC.

By:	/s/ Frank W. Hogan, III
Frank W. Hogan, III
Senior Vice President, General Counsel and Secretary

Date:  August 11, 2011

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